DIRECT LEASING PLAN DEALER AGREEMENT

Subject to the terms of the GMAC Direct Leasing Plan ("Plan") as set forth below, General Motors Acceptance Corporation

(GMAC) hereby appoints Major Fleet & Leasing Corp. ("Dealer") to arrange leasing transactions between GMAC and third parties ("Lessees") and Dealer agrees to make such arrangements.

1. Eligible Vehicles: New passenger cars and light trucks up to 15,000 pounds GVW which are listed (including options) in the Residual Value Lease Guide. Vehicles which will be sub-leased or rented are not eligible.

2.    Eligible Lessees: Credit-worthy individuals and businesses.

3. Eligible Leases: Closed-end leases with terms not to exceed forty-eight months. Maintenance leases are not eligible. GMAC will provide all lease agreements and other necessary forms.

4. Insurance: Unless otherwise approved by GMAC, leased vehicles must be covered with primary bodily injury and property damage insurance with minimum limits of $100,000/300,000/50,000 or a combined single limit of $300,000 and physical damage coverage with deductibles not to exceed $500 for collision and $250 for comprehensive. Such coverages must be maintained for the term of the lease through a carrier acceptable to GMAC which is licensed in the state where the vehicle is garaged. Appropriate evidence of such coverages must be provided to GMAC. Such coverages must name GMAC as "Additional insured" and loss payee. GMAC will maintain contingency and excess bodily injury and property damage coverage with a combined single limit of $10,000,000. Such coverage will also protect Dealer as attorney-in-fact for GMAC.

5. Dealer Compensation: Dealer compensation will consist of (i) Dealer's mark-up on the vehicle and Dealer-installed options as limited in Paragraph 8(f), and (ii) any additional amount as announced from time to time by GMAC.

6. Lease Pricing: Dealer agrees that the lease will be priced utilizing the vehicle residual value factor which is listed in the Residual Value Lease Guide published by Automotive Lease Guide for the model and make of vehicle leased (including options). Dealer may, however, with prior GMAC approval, establish a higher residual value. In these instances, GMAC may withhold the difference from payment to the Dealer for the vehicle and Dealer will be responsible for any loss sustained by GMAC as a result of early termination or termination at scheduled maturity up to the amount of the difference between the two residuals.

7. GMAC's Responsibility: GMAC will consider all transactions submitted to it by Dealer and will be responsible for:

      (a) Checking credit of proposed Lessees after receiving Lessee Statement from Dealer;

      (b) Promptly notifying Dealer as soon as possible as to whether or not the transaction is acceptable as submitted;

      (c) Purchasing the vehicle from the Dealer if GMAC accepts the transaction;

      (d) Endeavoring to advise Dealer of the impending maturity of a lease at least sixty days before the end of the term.

8.    Dealer's Responsibilities: The Dealer will be responsible for

      (a)   Promoting the Plan;

      (b) Submitting Lessee Statements to GMAC which have been completed and signed by prospective Lessees;

      (c) Obtaining and Submitting to GMAC evidence of apPropriate insurance coverage documented on the prescribed form supplied by GMAC.

      (d) Preparing the lease agreements and other necessary forms and, following approval of the transaction by GMAC, having them executed by the Lessee;

      (e) Executing the lease agreements for GMAC under a limited power of attorney;
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      (f)   Providing vehicles for purchase by GMAC which are to be leased under the Plan at a cost not to exceed 110% of the Manufacturer's
            Suggested List Price. In addition, Dealer-installed options, acceptable to GMAC, may be included at a mark-up price not to exceed suggested retail price, provided a used vehicle guidebook normally used by GMAC indicates the wholesale value of the vehicle is increased by installation of such options. For Dealer-installed options on which there is no suggested retail price, the retail price will be Dealer cost plus mark-up, not to exceed 20% of the Dealer's cost of such options. if any equipment has been removed from the vehicle, the maximum purchase price is to be reduced by an amount equal to the suggested retail price of such items.

      (g)   Registering and titling vehicles in GMAC's name;

      (h) Receiving and inspecting vehicles returned from lease and completing a vehicle condition report, supplied by GMAC, in the presence of the Lessee and obtaining the Lessee's signature on the bottom of the report acknowledging the condition of the vehicle. Further, Dealer will, at GMAC's option, provide GMAC safe storage of returned lease vehicles at no charge for a period not to exceed 30 days. Dealer is not required to provide primary insurance coverage on stored vehicles; however, if a vehicle is damaged while in possession of Dealer, Dealer is required to document the facts relating to the damage. If a dealership employe is-responsible for the damage, Dealer is required to file a claim under the garage-keepers legal liability insurance policy.

      (i) Indemnifying GMAC for any action of Dealer outside the scope of Dealer's authority under the Plan which results in a loss to GMAC; and

      (j) Accepting -an assignment of the lease and repurchasing the vehicle from GMAC for the residual value as determined at the inception of the lease plus the unpaid rentals (adjusted to extract unearned money costs) and any other amounts owing under the lease if there is a default under the lease resulting from any material misrepresentation made on the Lessee Statement or in the insurance verification provided.

Dealer will have no other responsibility other than that outlined above and in Provision 6 unless Dealer takes Lessee out of the leased vehicle prior to lease maturity. In those instances, Dealer will be obligated to purchase the vehicle by paying GMAC an amount equal to the higher of the Fair Market Value as defined in the lease agreement or the Lessee's early termination liability as defined in the Option To Purchase and Early Termination and Default Provisions of the lease agreement covering the leased vehicle. If, however, Dealer takes Lessee out of the lease prior to lease maturity, and Lessee, within seven (7) days of returning the leased vehicle, enters into a new Direct Leasing Plan lease with Dealer, Dealer's purchase price will be an amount equal to the higher of Lessee's early termination liability less any termination penalties as specified in the lease agreement or the wholesale value from a guidebook selected by GMAC. The wholesale value established will be the "clean" or "average" value of a like vehicle including options and with the mileage that would have accrued if the vehicle had been operated in accordance with the mileage provision of the lease.

9. Dealer's Option To Purchase Leased Vehicle: If Lessee does not purchase the leased vehicle at scheduled termination of the lease, Dealer has the option to purchase the vehicle. The price shall be the residual value as stated in the lease, if within seven days from the date Lessee returns the leased vehicle, Lessee enters into a new Direct Leasing Plan lease with GMAC. If Lessee does not enter into a new Direct Leasing Plan lease with GMAC, the Dealer purchase price will be the wholesale value as determined by the used vehicle guidebook utilized by GMAC.

10. Tax Benefits: All tax benefits of vehicle ownership will accrue to and be retained by GMAC.

11.   Miscellaneous Provision:

      (a) The terms of this Agreement shall not be waived, altered modified, amended or supplemented except by a written Instrument sinned by GMAC and Dealer.

      (b) This Agreement shall terminate any Direct Leasing Plan Dealer Agreement presently in effect between General Motors Acceptance Corporation and/or GMAC Leasing Corporation and Dealer. Such termination shall not affect the rights and responsibilities of either party in respect to vehicles already leased thereunder.

      (c) This Agreement may be terminated by either party upon written notice to the other. Such termination shall not affect the rights and responsibilities of either party in respect to vehicles already leased hereunder.
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      (d)   Any provision of this Agreement which may be prohibited by law or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      (e) This agreement shall be construed and determined according to the laws of the State of Michigan.

Executed in duplicate this 24th day of July, 1986

General Motors Acceptance Corporation                Major Fleet & Leasing Corp.
By Isl Illegible              Asst Sec.       By Isl Illegible             Pres.
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                               Title                                       Title

42-40 Bell Blvd.                              34-14 Steinway Street
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                       Address                                          Address
Bayside, New York 11361                              LIC, New York 11101